GLOBAL

CUSTODIAL SERVICES AGREEMENT

NORTHERN LIGHTS VARIABLE TRUST

TABLE OF CONTENTS

1.

DEFINITIONS AND INTERPRETATION

1

2.

ESTABLISHMENT OF ACCOUNTS

1

3.

CUSTODY ACCOUNT PROCEDURES

2

4.

CASH ACCOUNT PROCEDURES

2

5.

INSTRUCTIONS

3

6.

PERFORMANCE BY THE CUSTODIAN

3

7.

TAX STATUS/WITHHOLDING TAXES

4

8.

USE OF THIRD PARTIES

5

9.

REPRESENTATIONS

5

10.

SCOPE OF RESPONSIBILITY

6

11

SUBROGATION

7

12.

INDEMNITY

7

13.

LIEN AND SET OFF

7

14.

FEES AND EXPENSES

8

15.

CITIGROUP ORGANISATION INVOLVEMENT

8

16.

RECORDS AND ACCESS

8

17.

INFORMATION

8

18.

ADVERTISING

8

19.

TERMINATION.

9

20.

GOVERNING LAW AND JURISDICTION

9

21.

MISCELLANEOUS

9

SIGNATURES

10

Schedules:

•

Fee Schedule

THIS GLOBAL CUSTODIAL SERVICES AGREEMENT is made on __________________,  by and between Northern Light Variable Trust, a statutory trust organized under the laws of Delaware, (the “Client ”) and Citibank, N.A. acting through its offices located in New York, New York (the “Custodian”).

W I  T  N  E  S  S  E T  H

WHEREAS, The Client may itself represent, or may be organized with one or more series of shares or trust interests each of which shall represent, an interest in a separate portfolio of cash, securities and other assets (all such existing and additional series now or hereafter listed on Appendix “A” being  hereinafter referred to individually as a “Fund”, and collectively, as the “Funds”); and

WHEREAS, The Client desires to appoint the Custodian as custodian on behalf of each of its Funds in accordance with the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations thereunder, under the terms and conditions set forth in this Agreement, and the Custodian has agreed so to act as custodian.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.

DEFINITIONS AND INTERPRETATION

(A)

Definitions.

“Authorized Person” means the Client or any person (including any individual or entity) authorized by the Client to act on its behalf in the performance of any act, discretion or duty under this Agreement (including, for the avoidance of doubt, any officer or employee of such person) in a notice reasonably acceptable to the Custodian.

“Cash” means all cash or cash equivalents in any currency received and held on the terms of this Agreement.

“Citigroup Organization” means Citigroup, Inc. and any company or other entity of which Citigroup, Inc. is directly or indirectly a shareholder or owner.  For purposes of this Agreement, each branch of Citibank, N.A. shall be a separate member of the Citigroup Organization.

“Clearance System”  means any clearing agency, settlement system or depository (including any entity that acts as a system for the central handling of Securities in the country where it is incorporated or organized or that acts as a transnational system for the central handling of Securities) used in connection with transactions relating to Securities and any nominee of the foregoing.

“Fee Schedule” means the schedule referred to in Section 14, as annexed hereto.

“Instructions" means any and all instructions (including approvals, consents and notices) received by the Custodian from, or reasonably believed by the Custodian to be from, any Authorized Person, including any instructions communicated through any manual or electronic medium or system agreed between the Client and the Custodian.

“Securities” means any financial asset (other than Cash) from time to time held for the Client on the terms of this Agreement.

“Taxes” means all taxes, levies, imposts, charges, assessments, deductions, withholdings and related liabilities, including additions to tax, penalties and interest imposed on or in respect of (i) Securities or Cash, (ii) the transactions effected under this Agreement or (iii) the Client; provided that “Taxes” does not include income or franchise taxes imposed on or measured by the net income of the Custodian or its agents.

(B)

Interpretation.

References in this Agreement to schedules shall be deemed to be references to schedules, the terms of which shall be incorporated into and form part of this Agreement.

2.

ESTABLISHMENT OF ACCOUNTS

(A)

Accounts.  The Client authorizes the Custodian to establish on its books, pursuant to the terms of this Agreement, (i) a custody account or accounts (the “Custody Account”) and (ii) a cash account or accounts (the “Cash Account”).  The Custody Account will be a custody account for the receipt, safekeeping and maintenance of Securities, and the Cash Account will be a current account for Cash.

(B)

Acceptance of Securities and Cash.  The Custodian will determine in its reasonable discretion whether to accept (i) for custody in the Custody Account, Securities of any kind and (ii) for   deposit in the Cash Account, Cash in any currency.

(C)

Designation of Accounts.

(i)

The Custody Account will be in the name of the Client or such other name as the Client may reasonably designate and will indicate that Securities do not belong to the Custodian and are segregated from the Custodian’s assets.

(ii)

The Cash Account will be in the name of the Client or such other name as the Client may reasonably designate and will be held by the Custodian as banker.

(D)

Segregation.

(i)

To the extent reasonably practicable, the Custodian will hold Securities with a sub custodian only in an account which holds exclusively assets held by the Custodian for its customers.  The Custodian will direct each sub custodian to identify on its books that Securities are held for the account of the Custodian as custodian for its customers.  The Custodian will direct each sub custodian, to the extent practicable, to hold Securities in a Clearance System only in an account of the sub custodian which holds exclusively assets held by the sub custodian for its customers.

(ii)

Any Securities deposited by the Custodian with a sub custodian will be subject only to the instructions of the Custodian, and any Securities held in a Clearance System for the account of a sub custodian will be subject only to the instructions of the sub custodian.

(iii)

The Custodian shall require the sub custodian to agree that Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the sub custodian.

3.

CUSTODY ACCOUNT PROCEDURES

(A)

Credits to the Custody Account.  The Custodian is not obligated to credit Securities to the Custody Account before receipt of such Securities by final settlement.

(B)

Debits to the Custody Account.  If the Custodian has received Instructions that would result in the delivery of Securities exceeding credits to the Custody Account for that Security, the Custodian may reject the Instructions or may decide which deliveries it will make (in whole or in part and in the order it selects).

(C)

Denomination of Securities.  The Client shall bear the risk and expense associated with investing in Securities denominated in any currency.

4.

CASH ACCOUNT PROCEDURES

(A)

Credits and Debits to the Cash Account.  The Custodian is not obliged to make a credit or debit to the Cash Account before receipt by the Custodian of a corresponding and final payment in cleared funds.  If the Custodian makes a credit or debit before such receipt, the Custodian may at any time reverse all or part of the credit or debit (including any interest thereon), make an appropriate entry to the Cash Account, and if it reasonably so decides, require repayment of any amount corresponding to any debit.

(B)

Debit Balances in the Cash Account.  The Custodian is not obliged to make any debit to the Cash Account which might result in or increase a debit balance.  The Custodian may make any debit to the Cash Account even if this results in (or increases) a debit balance.  If the total amount of debits to the Cash Account at any time would otherwise result in a debit balance or exceed the immediately available funds credited to the Cash Account, the Custodian may decide which debits it will make (in whole or in part and in the order it selects).

(C)

Payments.  The Custodian may at any time cancel any extension of credit.  The Client will transfer to the Custodian on closure of the Cash Account and otherwise on demand from the Custodian sufficient immediately available funds to cover any debit balance on the Cash Account or any other extension of credit and any interest, fees and other amounts owed.

(D)

Foreign Currency Risks.  The Client shall bear the risk and expense associated with Cash denominated in any currency.

5.

INSTRUCTIONS

The Custodian is entitled to rely and act upon Instructions of any Authorized Person until the Custodian has received notice of any change from the Client and has had a reasonable time to note and implement such change.  The Custodian is authorized to rely upon any Instructions received by any means, provided that the Custodian and the Client have agreed upon the means of transmission and the method of identification for the Instructions. In particular:

(i)

The Client and the Custodian will comply with security procedures designed to verify the origination of Instructions.

(ii)

The Custodian is not responsible for errors or omissions made by the Client or resulting from fraud or the duplication of any Instruction by the Client, and the Custodian may act on any Instruction by reference to an account number only, even if any account name is provided.

(iii)

The Custodian may act on an Instruction if it reasonably believes it contains sufficient information.

(iv)

The Custodian may decide not to act on an Instruction where it reasonably doubts its contents, authorization, origination or compliance with any security procedures and will promptly notify the Client of its decision.

(v)

If the Custodian acts on any Instruction sent manually (including facsimile or telephone), then, if the Custodian complies with the security procedures, the Client will be responsible for any loss the Custodian may incur in connection with that Instruction.  The Client expressly acknowledges that the Client is aware that the use of manual forms of communication to convey Instructions increases the risk of error, security and privacy issues and fraudulent activities.

(vi)

Instructions are to be given in the English language.

(vii)

The Custodian is obligated to act on Instructions only within applicable cut-off times on banking days when the Custodian and the applicable financial markets are open for business.

(viii)

In some securities markets, securities deliveries and payments therefore may not be or are not customarily made simultaneously.  Accordingly, notwithstanding the Client’s Instruction to deliver Securities against payment or to pay for Securities against delivery, the Custodian may make or accept payment for or delivery of Securities at such time and in such form and manner as is in accordance with relevant local law and practice or with the customs prevailing in the relevant market.

6.

PERFORMANCE BY THE CUSTODIAN

(A)

Custodial Duties Requiring Instructions.  The Custodian shall carry out the following actions only upon receipt of and in accordance with specific Instructions:

(i)

make payment for and/or receive any Securities or deliver or dispose of any Securities except as otherwise specifically provided for in this Agreement;

(ii)

deal with rights, conversions, options, warrants and other similar interests or any other discretionary right in connection with Securities; and

(iii)

carry out any action affecting Securities or the Custody Account or Cash or the Cash Account other than those specified in Section 6(B) below, but in each instance subject to the agreement of the Custodian.

(B)

Non-Discretionary Custodial Duties.  Absent a contrary Instruction, the Custodian shall carry out the following without further Instructions:

(i)

in the Client’s name or on its behalf, sign any affidavits, certificates of ownership and other certificates and documents relating to Securities which may be required (i) to obtain any Securities or Cash or (ii) by any tax or regulatory authority;

(ii)

collect, receive, and/or credit the Custody Account or Cash Account, as appropriate, with all income, payments and distributions in respect of Securities and any capital arising out of or in connection with Securities (including all Securities received by the Custodian as a result of a stock dividend, bonus issue, share sub-division or reorganization, capitalization of reserves or otherwise) and take any action necessary and proper in connection therewith;

(iii)

exchange interim or temporary receipts for definitive certificates, and old or overstamped certificates for new certificates;

(iv)

notify the Client of notices, circulars, reports and announcements which the Custodian has received, in the course of acting in the capacity of custodian, concerning Securities held on the Client’s behalf that require discretionary action;

(v)

make any payment by debiting the Cash Account or any other designated account of the Client with the Custodian as required to effect any Instruction; and

(vi)

attend to all non-discretionary matters in connection with anything provided in this Section 6(B) or any Instruction.

7.

TAX STATUS/WITHHOLDING TAXES

(A)

Information.  The Client will provide the Custodian, from time to time and in a timely manner, with information and proof (copies or originals) as the Custodian reasonably requests, as to the Client’s and/or the underlying beneficial owner’s tax status or residence.  Information and proof may include, as appropriate, executing certificates, making representations and warranties, or providing other information or documents in respect of Securities, as the Custodian deems necessary or proper to fulfill obligations under applicable law.

(B)

Payment.  If any Taxes become payable with respect to any payment to be made to the Client, such Taxes will be payable by the Client and the Custodian may withhold the Taxes from such payment.  The Custodian may withhold any Cash held or received with respect to the Cash Account and apply such Cash in satisfaction of such Taxes.  If any Taxes become payable with respect to any prior payment made to the Client by the Custodian, the Custodian may withhold any Cash in satisfaction of such prior Taxes.  The Client shall remain liable for any deficiency.

(C)

Tax Relief.  In the event the Client requests that the Custodian provide tax relief services and the Custodian agrees to provide such services, the Custodian shall apply for appropriate tax relief (either by way of reduced tax rates at the time of an income payment or retrospective tax reclaims in certain markets as agreed from time to time); provided the Client provides to the Custodian such documentation and information as to it or its underlying beneficial owner clients as is necessary to secure such tax relief.  However, in no event shall the Custodian be responsible, or liable, for any Taxes resulting from the inability to secure tax relief, or for the failure of any Client or beneficial owner to obtain the benefit of credits, on the basis of foreign taxes withheld, against any income tax liability.

8.

USE OF THIRD PARTIES

(A)

General Authority.

(i)

The Custodian is hereby authorized to appoint sub custodians and administrative support providers as its delegates and to use or participate in market infrastructures and Clearance Systems to perform any of the duties of the Custodian under this Agreement.

(ii)

Sub custodians are those persons utilized by the Custodian for the safe-keeping, clearance and settlement of Securities.

(iii)

Administrative support providers are those persons utilized by the Custodian to perform ancillary services of a purely administrative nature such as couriers, messengers or other commercial transport systems.

(iv)

Market infrastructures are public utilities, external telecommunications facilities and other common carriers of electronic and other messages, and external postal services.  Market infrastructures are not delegates of the Custodian.

(v)

Securities deposited with Clearance Systems hereunder will be subject to the laws, rules, statements of principle and practices of such Clearance Systems.  Clearance Systems are not delegates of the Custodian.

(B)

Responsibility.

(i)

The Custodian shall act in good faith and use reasonable care in the selection and continued appointment of subcustodians and administrative support providers, but shall otherwise have no responsibility for performance by such persons of any of the duties delegated to them under this Agreement.

(ii)

The Custodian may deposit or procure the deposit of Securities with any Clearance System as required by law, regulation or best market practice.  The Custodian has no responsibility for selection or appointment of, or for performance by, any Clearance System or market infrastructure.

(iii)

Notwithstanding the foregoing and pursuant to Section 10, the Custodian shall be responsible for the negligence, wilful misconduct or fraud of any branch or subsidiary of the Custodian that is a subcustodian or administrative support provider.

(C)

Shareholders Voting.  The Custodian’s only obligation in regard to any matter where the Client may exercise shareholder voting rights will be to provide shareholder voting services as specified in a separate proxy services letter between the Custodian and the Client.

9.

REPRESENTATIONS

(A)

General.  The Client and the Custodian each represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)

It is duly organized and in good standing in every jurisdiction where it is required so to be;

(ii)

It has the power and authority to sign and to perform its obligations under this Agreement;

(iii)

This Agreement is duly authorized and signed and is its legal, valid and binding obligation;

(iv)

Any consent, authorization or instruction required in connection with its execution and performance of this Agreement has been provided by any relevant third party;

(v)

Any act required by any relevant governmental or other authority to be done in connection with its execution and performance of this Agreement has been or will be done (and will be renewed if necessary); and

(vi)

Its performance of this Agreement will not violate or breach any applicable law, regulation, contract or other requirement.

(B)

Client.  The Client also represents at the date this Agreement is entered into and any custodial service is used or provided that:

(i)

It has authority to deposit the Securities received in the Custody Account and the Cash in the Cash Account and there is no claim or encumbrance that adversely affects any delivery of Securities or payment of Cash made in accordance with this Agreement;

(ii)

Where it acts as an agent on behalf of any of its own customers, whether or not expressly identified to the Custodian from time to time, any such customers shall not be customers or indirect customers of the Custodian; and

(iii)

It has not relied on any oral or written representation made by the Custodian or any person on its behalf.

10.

SCOPE OF RESPONSIBILITY

(A)

Standard of Care.  The Custodian shall exercise the due care of a professional custodian for hire.

(B)

Limitations on Losses.  The Custodian will not be responsible for any loss or damage suffered by the Client unless the loss or damage results from the Custodian’s negligence, wilful misconduct or fraud or the negligence, wilful misconduct or fraud of its nominees or any branch or subsidiary; in the event of such negligence or wilful misconduct the liability of the Custodian in connection with the loss or damage will not exceed (i) the lesser of replacement of any Securities or the market value of the Securities to which such loss or damage relates at the time the Client reasonably should have been aware of such negligence or wilful misconduct and (ii) replacement of Cash, plus (iii) compensatory interest up to that time at the rate applicable to the base currency of the Cash Account.  Under no circumstances will the Custodian be liable to the Client for consequential loss or damage, even if advised of the possibility of such loss or damage.

(C)

Limitations on the Custodian’s Responsibility.

(i)

General.  The Custodian is responsible for the performance of only those duties as are expressly set forth herein, including the performance of any Instruction given in accordance with this Agreement.  The Custodian shall have no implied duties or obligations.

(ii)

Sole Obligations of the Custodian.  The Client understands and agrees that (i) the obligations and duties of the Custodian will be performed only by the Custodian and are not obligations or duties of any other member of the Citigroup Organization (including any branch or office of the Custodian) and (ii) the rights of the Client with respect to the Custodian extend only to such Custodian and, except as provided by law, do not extend to any other member of the Citigroup Organization.

(iii)

No Liability for Third Parties.  Except as provided in Section 8 hereof, the Custodian is not responsible for the acts, omissions, defaults or insolvency of any third party including, but not limited to, any broker, counterparty or issuer of Securities.

(iv)

Performance Subject to Laws.  The Client understands and agrees that the Custodian’s performance of this Agreement is subject to the relevant local laws, regulations, decrees, orders and government acts, and the rules, operating procedures and practices of any relevant stock exchange, Clearance System or market where or through which Instructions are to be carried out and to which the Custodian is subject and as exist in the country in which any Securities or Cash are held.

(v)

Prevention of Performance.  The Custodian will not be responsible for any failure to perform any of its obligations (nor will it be responsible for any unavailability of funds credited to the Cash Account) if such performance is prevented, hindered or delayed by a Force Major Event, in such case its obligations will be suspended for so long as the Force Major Event continues.  “Force Major Event” means any event due to any cause beyond the reasonable control of the Custodian, such as restrictions on convertibility or transferability, requisitions, involuntary transfers, unavailability of communications system, sabotage, fire, flood, explosion, acts of God, civil commotion, strikes or industrial action of any kind, riots, insurrection, war or acts of government.

(vi)

Client’s Reporting Obligations.  The Client shall be solely responsible for all filings, tax returns and reports on any transactions in respect of Securities or Cash or relating to Securities or Cash as may be required by any relevant authority, whether governmental or otherwise.

(vii)

Validity of Securities.  The Custodian shall exercise reasonable care in receiving Securities but does not warrant or guarantee the form, authenticity, value or validity of any Security received by the Custodian.  If the Custodian becomes aware of any defect in title or forgery of any Security, the Custodian shall promptly notify the Client.

(viii)

Capacity of Custodian.  The Custodian is not acting under this Agreement as an investment manager, nor as an investment, legal or tax adviser to the Client, and the Custodian’s duty is solely to act as a Custodian in accordance with the terms of this Agreement.

(ix)

Forwarded Information.  The Custodian is not responsible for the form, accuracy or content of any notice, circular, report, announcement or other material provided under Section 6(B)(iv) of this Agreement not prepared by the Custodian including the accuracy or completeness of any translation provided by the Custodian in regard to such forwarded communication.

11.

SUBROGATION

To the extent permissible by law or regulation and upon the Client’s request, the Client shall be subrogated to the rights of the Custodian with respect to any claim for any loss, damage or claim suffered by the Client, in each case to the extent that the Custodian fails to pursue any such claim or the Client is not made whole in respect of such loss, damage or claim.  Notwithstanding any other provision hereof, in no event is the Custodian obliged to bring suit in its own name or to allow suit to be brought in its name.

12.

INDEMNITY

(A)

Indemnity to the Custodian.  The Client agrees to indemnify the Custodian and to defend and hold the Custodian harmless from all losses, costs, damages and expenses (including reasonable legal fees) and liabilities for any claims, demands or actions (each referred to as a “Loss”), incurred by the Custodian in connection with this Agreement, except any Loss resulting from the Custodian’s negligence, willful misconduct or fraud.  Under no circumstances will the Client be liable to the Custodian for consequential loss or damage, even if advised of the possibility of such loss or damage.

(B)

Client’s Direct Liability.  The disclosure by the Client to the Custodian that the Client has entered into this Agreement as the agent or representative of another person shall not relieve the Client of any of its obligations under this Agreement.

(C)

Representative Capacity; Nonrecourse Obligations.  A COPY OF THE DECLARATION OF TRUST OR OTHER ORGANIZATIONAL DOCUMENT OF THE CLIENT IS ON FILE WITH THE SECRETARY OF THE STATE OF THE FUND’S FORMATION, AND NOTICE IS HEREBY GIVEN THAT THIS AGREEMENT IS NOT EXECUTED ON BEHALF OF THE TRUSTEE OF THE CLIENT AS INDIVIDUAL(S), AND THE OBLIGATIONS OF THIS AGREEMENT ARE NOT BINDING UPON ANY OF THE TRUSTEE, OFFICERS, SHAREHOLDERS OR PARTNERS OF THE CLIENT INDIVIDUALLY, BUT ARE BINDING ONLY UPON THE ASSETS AND PROPERTY OF THE CLIENT’S RESPECTIVE FUNDS.  THE CUSTODIAN AGREES THAT NO SHAREHOLDER, TRUSTEE, OFFICER OR PARTNER OF THE CLIENT OR ANY OF ITS FUNDS MAY BE HELD PERSONALLY LIABLE OR RESPONSIBLE FOR ANY OBLIGATIONS ARISING OUT OF THIS AGREEMENT.

(D)

Several Obligations of the Funds and the Portfolios.  WITH RESPECT TO ANY OBLIGATIONS OF THE CLIENT ON BEHALF OF ANY FUND ARISING OUT OF THIS AGREEMENT, THE CUSTODIAN SHALL LOOK FOR PAYMENT OR SATISFACTION OF ANY OBLIGATION SOLELY TO THE ASSETS AND PROPERTY OF THE FUND TO WHICH SUCH OBLIGATION RELATES AS THOUGH THE CLIENT HAD SEPARATELY CONTRACTED WITH THE CUSTODIAN BY SEPARATE WRITTEN INSTRUMENT WITH RESPECT TO EACH OF ITS FUNDS.

13.

LIEN AND SET OFF

(A)

Lien.  In addition to any other remedies available to the Custodian under applicable law, the Custodian shall have, and the Client hereby grants, a continuing general lien on all Securities until the satisfaction of liabilities arising under this Agreement of the Client to the Custodian in respect to any fees and expenses or credit exposures incurred in the performance of services under this Agreement.

(B)

Set Off.  To the extent permitted by applicable law and in addition to any other remedies available to the Custodian under applicable law, the Custodian may, without prior notice to the Client, set off any payment obligation owed to it by the Client in connection with all liabilities arising under this Agreement against any payment obligation owed by it to the Client under this Agreement regardless of the place of payment or currency of either obligation (and for such purpose may make any currency conversion necessary).

14.

FEES AND EXPENSES

The Client agrees to pay all fees, charges and obligations incurred from time to time for any services pursuant to this Agreement as determined in accordance with the terms of the Fee Schedule, which may be changed from time to time by the Custodian upon prior written notice to the Client, together with any other amounts payable to the Custodian under this Agreement.  The Custodian may debit the Cash Account to pay any such fees, charges and obligations.

15.

CITIGROUP ORGANISATION INVOLVEMENT

The Client agrees and understands that any member of the Citigroup Organization can engage as principal or otherwise in any transaction effected by the Client or by any person for its account and benefit, or by or on behalf of any counterparty or issuer.  When instructed to effect any transactions (particularly foreign exchange transactions), the Custodian is entitled to effect any transaction by or with itself or any member of the Citigroup Organization and to pay or keep any fee, commissions or compensation as specified in the Client’s Instruction or, if no specification is provided, any charges, fees, commissions or similar payments generally in effect from time to time with regard to such or similar transactions.

16.

RECORDS AND ACCESS

(A)

Examination of Statements.  The Client shall examine each statement sent by the Custodian and notify the Custodian in writing within sixty (60) days of the date of such statement of any discrepancy between Instructions given by the Client and the position shown on the statement and of any other errors known to the Client.  Absent such notification, the Custodian’s liability for any loss or damage in regard to such discrepancy or errors shall not accrue beyond such sixty (60) days.

(B)

Access to Records.  The Custodian shall allow the Client and its independent public accountants, agents or regulators reasonable access to the records of the Custodian relating to Securities or Cash as is required by the Client in connection with an examination of the books and records pertaining to the affairs of the Client and will seek to obtain such access from each sub custodian and Clearance System.

17.

INFORMATION

The Custodian will treat information related to the Client as confidential but, unless prohibited by law, the Client authorizes the transfer or disclosure of any information relating to the Client to and between the branches, subsidiaries, representative offices, affiliates and agents of the Custodian and third parties selected by any of them, wherever situated, for confidential use in connection with the provision of services to the Client (including for data processing, statistical and risk analysis purposes), and further acknowledges that any such branch, subsidiary, representative office, affiliate, agent or third party may transfer or disclose any such information as required by any law, court, regulator or legal process.

The Client will treat the terms of this Agreement, including any Fee Schedule, as confidential.

18.

ADVERTISING

Neither the Client nor the Custodian shall display the name, trade mark or service mark of the other without the prior written approval of the other, nor will the Client display that of Citigroup, Inc. or any subsidiary of Citigroup, Inc. without prior written approval from Citigroup, Inc. or the subsidiary concerned.  The Client shall not advertise or promote any service provided by the Custodian without the Custodian’s prior written consent.

19.

TERMINATION

(A)

Date of Termination.  Any party may terminate this Agreement in whole or as between itself and the other parties hereto by giving not less than sixty (60) days’ prior written notice to such other parties.

(B)

Effect on Property.  The Custodian shall deliver the Securities and Cash as instructed by the Client.  If by the termination date the Client has not given instructions to deliver any Securities or Cash, the Custodian will continue to safekeep such Securities and/or Cash until the Client provides instructions to effect a free delivery of such.  However, the Custodian will provide no other services as regard to any such Securities except to collect and hold any cash distributions.  Notwithstanding termination of this Agreement or any Instruction, the Custodian may retain sufficient Securities or Cash to close out or complete any transaction that the Custodian will be required to settle on the Client’s behalf.

(C)

Surviving Terms.  The rights and obligations contained in Sections 7, 10, 12, 13, 17, 18 and 20 of this Agreement shall survive the termination of this Agreement.

20.

GOVERNING LAW AND JURISDICTION

(A)

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the country in which the Custodian is located and performs its obligations hereunder.

(B)

Jurisdiction.  The courts of the country in which the Custodian is located and performs its obligations hereunder (including any appropriate sub-jurisdiction) shall have non-exclusive jurisdiction to hear any disputes arising out of or in connection with this Agreement, and the parties irrevocably submit to the jurisdiction of such courts.

(C)

Venue.  Each party hereto waives any objection it may have at any time, to the laying of venue of any actions or proceedings brought in any court specified in Section 20(B) hereof, waives any claim that such actions or proceedings have been brought in an inconvenient forum and further waives the right to object that such court does not have jurisdiction over such party.

(D)

Sovereign Immunity.  The Client and the Custodian each irrevocably waives, with respect to itself and its revenues and assets, all immunity on the grounds of sovereignty or similar grounds in respect of its obligations under this Agreement.

21.

MISCELLANEOUS

(A)

Entire Agreement; Amendments.  This Agreement consists exclusively of this document together with the schedules.  The Custodian may notify the Client of terms which are applicable to the provision of services in the location of a particular office and such terms shall be contained in a schedule and shall supplement this Agreement in relation to that office.  In case of inconsistency with the rest of this Agreement, such terms shall prevail in relation to that office.

Except as specified in this Agreement, this Agreement may only be modified by written agreement of the Client and the Custodian.

(B)

Severability.  If any provision of this Agreement is or becomes illegal, invalid or unenforceable under any applicable law, the remaining provisions shall remain in full force and effect (as shall that provision under any other law).

(C)

Waiver of Rights.  No failure or delay of the Client or the Custodian in exercising any right or remedy under this Agreement shall constitute a waiver of that right.  Any waiver of any right will be limited to the specific instance.  The exclusion or omission of any provision or term from this Agreement shall not be deemed to be a waiver of any right or remedy the Client or the Custodian may have under applicable law.

(D)

Recordings.  The Client and the Custodian consent to telephonic or electronic recordings for security and quality of service purposes and agree that either may produce telephonic or electronic recordings or computer records as evidence in any proceedings brought in connection with this Agreement.

(E)

Further Information.  The Client agrees to execute further documents and provide materials and information as may be reasonably requested by the Custodian to enable it to perform its duties and obligations under this Agreement.

(F)

Assignment.  No party may assign or transfer any of its rights or obligations under this Agreement without the other’s prior written consent, which consent will not be unreasonably withheld or delayed; provided that the Custodian may make such assignment or transfer to a branch, subsidiary or affiliate if it does not materially affect the provision of services to the Client.

(G)

Headings.  Titles to Sections of this Agreement are included for convenience of reference only and shall be disregarded in construing the language contained in this Agreement.

(H)

Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

CITIBANK N.A.	Northern Lights Variable Trust

By: /s/ Marc Fryburg

By:/s/ Andrew Rogers

Name:  Mark Fryburg

Name: Andrew Rogers

Title: Director

Title: President

Appendix A

Dent Strategic Portfolio

Oxford Global Total Return Portfolio

Citigroup Global Transaction Services
Global Custody Pricing Schedule Gemini Fund Services

Market**	Code	Ccy	Sk (Eq)	Trx (Eq)	Sk (Fi)	Trx (Fi)
ARGENTINA	BUE	USD	12.00	45.00	12.00	45.00
AUSTRALIA	MEL	USD	1.25	20.00	1.25	20.00
AUSTRIA	VIE	USD	2.75	20.00	2.00	20.00
BAHRAIN	BAH	USD	38.00	130.00	38.00	130.00
BANGLADESH	DHA	USD	40.00	150.00	40.00	150.00
BELGIUM	BRU	USD	1.50	20.00	1.25	20.00
BERMUDA	BER	USD	40.00	125.00	40.00	125.00
BOTSWANA	BOT	USD	40.00	130.00	40.00	130.00
BRAZIL	SAO	USD	12.00	35.00	12.00	35.00
BULGARIA	SOF	USD	20.00	140.00	20.00	100.00
CANADA	TOR	USD	1.00	12.50	1.00	12.50
CHILE	SAN	USD	12.00	50.00	12.00	50.00
CLEARSTREAM	CED	USD	4.00	25.00	1.00	10.00
CLEARSTREAM VESTIMA	VES	USD	1.75	17.50	1.75	17.50
COLOMBIA	BOG	USD	28.00	60.00	28.00	60.00
COSTA RICA	CTR	USD	40.00	70.00	40.00	70.00
CROATIA	ZAG	USD	38.00	80.00	38.00	60.00
CYPRUS	CYP	USD	6.00	20.00	5.00	20.00
CZECH REPUBLIC	PRA	USD	12.00	30.00	9.00	30.00
DENMARK	COP	USD	1.00	25.00	1.00	25.00
DUBAI	UAE	USD	38.00	130.00	38.00	130.00
EGYPT	CAI	USD	16.00	40.00	16.00	40.00
ESTONIA	EST	USD	20.00	30.00	20.00	30.00
EUROCLEAR DEPOSITORY	ECB	USD	4.00	25.00	1.00	10.00
EUROCLEAR FUNDSETTLE	ECB	USD	1.75	15.00	1.75	15.00
FINLAND	HEL	USD	1.25	22.00	1.50	22.00
FRANCE	PAR	USD	1.00	15.00	1.00	15.00
GERMANY	FFT	USD	1.00	15.00	1.00	15.00
GREECE	ATH	USD	10.00	30.00	8.00	30.00
HONG KONG	HKG	USD	2.25	25.00	2.25	25.00
HONG KONG/CHINA	CHI	USD	7.50	40.00	7.50	40.00
HUNGARY	BUD	USD	9.00	35.00	7.00	35.00
ICELAND	ICE	USD	5.00	17.50	5.00	17.50
INDIA	BOM	USD	7.00	35.00	7.00	35.00
INDONESIA	JAK	USD	6.00	35.00	6.00	35.00
IRELAND	DUB	USD	0.75	12.50	0.75	12.50
ISRAEL	TEL	USD	10.00	40.00	10.00	40.00
ITALY	MIL	USD	1.00	12.50	1.00	12.50
JAPAN	TOK	USD	1.25	15.00	1.25	15.00
JORDAN	AMM	USD	35.00	100.00	35.00	100.00
KAZAKHSTAN	KZT	USD	38.00	130.00	38.00	130.00
LATVIA	RIG	USD	20.00	35.00	20.00	35.00
LITHUANIA	LIT	USD	25.00	40.00	25.00	40.00
MALAYSIA	KUL	USD	5.00	35.00	6.00	35.00
MALTA	MAL	USD	22.00	80.00	22.00	80.00
MAURITIUS	MAU	USD	38.00	140.00	38.00	140.00
MEXICO	MEX	USD	3.00	18.00	3.00	18.00
MOROCCO	CAS	USD	30.00	80.00	30.00	80.00
NETHERLANDS	AMS	USD	1.00	15.00	1.00	15.00
NEW ZEALAND	AUK	USD	2.00	20.00	2.00	20.00
NORWAY	OSL	USD	1.25	25.00	1.25	25.00
OMAN	OMR	USD	38.00	130.00	38.00	130.00
PAKISTAN	KAR	USD	18.00	60.00	18.00	60.00
PALESTINE	PAL	USD	35.00	110.00	35.00	110.00
PHILLIPINES	MAN	USD	6.00	35.00	6.00	35.00
POLAND	WAR	USD	12.00	35.00	10.00	35.00
PORTUGAL	LIS	USD	5.00	25.00	4.00	25.00
QATAR	DOH	USD	38.00	130.00	38.00	130.00
ROMAINIA	BUC	USD	20.00	65.00	20.00	65.00
RUSSIA	MOS	USD	18.00	75.00	12.00	55.00
SINGAPORE	SIN	USD	3.00	30.00	3.00	30.00
SLOVAKIA	BRA	USD	25.00	60.00	25.00	60.00
SLOVENIA	LJU	USD	35.00	90.00	35.00	90.00
SOUTH AFRICA	JOH	USD	2.00	20.00	2.00	20.00
SOUTH KOREA	SEO	USD	4.00	20.00	4.00	20.00
SPAIN	MAD	USD	1.50	20.00	1.50	20.00
SRI LANKA	COL	USD	15.00	75.00	15.00	75.00
SWEDEN	STO	USD	1.25	18.00	1.25	18.00
SWITZERLAND	ZUR	USD	1.25	15.00	1.25	15.00
TAIWAN	TAI	USD	9.00	35.00	9.00	35.00
THAILAND	BAN	USD	6.50	30.00	6.50	30.00
TUNISIA	TUN	USD	45.00	40.00	35.00	40.00
TURKEY	IST	USD	10.00	35.00	10.00	35.00
UKRAINE	UKR	USD	80.00	135.00	20.00	95.00
UNITED KINGDOM	LON	USD	0.75	10.00	0.75	10.00
UNITED STATES	NYK	USD	0.75	7.50	0.75	7.50
VENEZUELA	CAR	USD	35.00	120.00	35.00	120.00
ZIMBABWE	ZIM	USD	50.00	150.00	50.00	150.00
VIETNAM	HAN	USD	28.00	85.00	28.00	85.00
PERU	LIM	USD	27.00	65.00	27.00	65.00

** For Clearstream Vestima and Euroclear Fundsettle pricing refers only to Safekeeping and settlement of Collective Investment assets and not those of Equities and or Fixed Income.

* Additional Standard fees are as follows:	Fees (USD)
Manual instruction (Fax / Telex): additional per settlement	20.00
Late instruction: additional per settlement	15.00
Cancellations: per instruction	15.00
Free Cash Receipt	10.00
Free Cash Payment	10.00
Repair of Electronic instruction: additional per item	15.00
Same Day Settlement	20.00

Taxation Services	Fees (USD)
Retrospective Tax Reclaim (per submission)	130.00
ADR statements	130.00
Stamp Duty Tax Reclaims (SDRT)	25.00

Out-of-Pocket expenses:
All charges will be payable by the client where appropriate. These include, but are not limited to:
Re-registration fees
Stamp duties
Crest Fines / Fines from any other Depository
Depository charges (ICSD Euclid reporting, account maintenance fees etc)
Fiscalization Levies
Notarization and consularization fees
Stock certificate splits
Crossing of Stocks
Turnover Taxes
Scrip Fees
Transportation / courier / postage Charges

Unpriced Securities:
Bonds will be priced at Par and the Basis Piont charge per market applied as per normal.
Equities will be be priced at $1.00 per share and the Basis Point charge per market applied as per normal.

Minimum Fees:
Minimum Account Fee: $1,250 per Month Per Fund
The minimum account fee will be waived for the first six months from the start of the first custody coversion or if AUM reach $500mm per Trust.

US Domestic Custody Market Value and Transactions Charges Clarificaiton: Please refer to matrix above.
.000075% (.75 basis point) per fund for domestic assets less than $100mm in market value
.000060% (.60 basis point) per fund for domestic assets greater than $100mm in market value